Exhibit H(iii)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were adopted by the Board on November 16, 2012 and have not been modified or rescinded.

WHEREAS,	LMPFA[1] has agreed to waive fees and/or reimburse operating expenses to the extent necessary to limit total operating expenses (other than such expenses as are described in the Expense Cap Arrangement material for this meeting and as presented to and described at this meeting) to the amounts set forth in the Expense Cap Arrangement material for this meeting and as presented to and described at this meeting, subject to recapture as described below; therefore, as to each listed class of each fund, be it

RESOLVED:	That the Board approves and agrees to this arrangement, subject to the following:

1) That this arrangement will continue until December 31, 2014, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and may be terminated at any time after that date by LMPFA;

2) That the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or fund at any time;

3) That the manager is permitted to recapture amounts waived or reimbursed to the fund within three years after the year in which LMPFA earned the fee or incurred the expense if the fund’s total annual operating expenses have fallen to a level below the limit described above; and

4) That in no case will LMPFA recapture any amount that would result, on any particular business day of the fund, in the fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect, and further

RESOLVED	That the officers of the Fund, be, and the same hereby are, authorized to update the Prospectus and Statement of Additional Information, with such amendments or applicable filings to include such other revisions as said officers may deem appropriate to reflect the substance of the foregoing resolutions; and further

RESOLVED	That the officers of the Fund, be, and each of them hereby is, authorized, empowered and directed to take all actions and execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions or signatures.

[1]	Legg Mason Partners Fund Advisors, LLC (“LMPFA”) is the investment manager of each of the funds listed in the following chart.

The information below is drawn from the Expense Cap Arrangement material referenced in the foregoing resolutions. The amounts stated for funds marked [1] do not include the following expenses that may be incurred by a fund: interest, brokerage commissions, dividend expense on short sales, taxes, extraordinary expenses and acquired fund fees and expenses. The amounts stated for funds marked [2] do not include the following expenses that may be incurred by a fund: interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

Name of Fund	Name of Class	Expense Limit	Expense Limit Expiration Date
Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio[1]	A	1.30	12/31/2014
	A2	1.50	12/31/2014
	C	2.05	12/31/2014
	FI	1.30	12/31/2014
	I	1.00	12/31/2014
	IS	0.75[2]	12/31/2014
	R	1.55	12/31/2014
	R1	2.05	12/31/2014

Legg Mason Capital Management Value Trust	A	None
	C	None
	FI	None
	I	None
	R	None
	R1	None

Legg Mason Capital Management Special Investment Trust	A	None
	C	None
	FI	None
	I	None
	R	None
	R1	None

Legg Mason Capital Management Global Growth Trust [1]	A	1.15	12/31/2014
	C	1.90	12/31/2014
	FI	1.15	12/31/2014
	I	0.90	12/31/2014
	R	1.40	12/31/2014
	R1	1.90	12/31/2014

Legg Mason BW Diversified Large Cap Value Fund[1]	A	1.30	12/31/2014
	A2	1.50	12/31/2014
	C	2.05	12/31/2014
	FI	1.30	12/31/2014
	I	0.95	12/31/2014
	IS	0.85[2]	12/31/2014
	R	1.55	12/31/2014
	R1	2.05	12/31/2014

Legg Mason Capital Management Disciplined Equity Research Fund[1]	A	1.30	12/31/2014
	C	2.05	12/31/2014
	FI	1.30	12/31/2014
	I	1.05	12/31/2014
	R	1.55	12/31/2014
	R1	2.05	12/31/2014

Legg Mason Batterymarch International Equity Trust[1]	A	1.35	12/31/2014
	C	2.10	12/31/2014
	FI	1.35	12/31/2014
	I	1.10	12/31/2014
	IS	Floating at I level[2]	12/31/2014
	R	1.60	12/31/2014
	R1	2.10	12/31/2014

Legg Mason Batterymarch Emerging Markets Trust[3]	A	1.50	12/31/2014
	C	2.25	12/31/2014
	FI	1.50	12/31/2014
	I	6bp waiver not below 1.25 [4]	12/31/2014
	IS	1.25[2]	12/31/2014
	R	1.75	12/31/2014
	R1	2.25	12/31/2014

Legg Mason BW Global Opportunities Bond Fund[1]	A	1.00	12/31/2014
	A2	1.20	12/31/2014
	C1	1.45	12/31/2014
	C	1.75	12/31/2014
	FI	1.00	12/31/2014
	I	0.75	12/31/2014
	IS	0.65[2]	12/31/2014
	R	1.25	12/31/2014

Legg Mason BW International Opportunities Bond Fund[1]	A	1.00	12/31/2014
	C1	1.45	12/31/2014
	C	1.75	12/31/2014
	FI	1.00	12/31/2014
	I	0.75	12/31/2014
	IS	0.65[2]	12/31/2014
	R	1.25	12/31/2014

Legg Mason BW Absolute Return Opportunities Fund[1]	A	1.20	12/31/2014
	C1	1.70	12/31/2014
	C	1.95	12/31/2014
	FI	1.20	12/31/2014
	I	0.85	12/31/2014
	IS	0.75[2]	12/31/2014
	R	1.45	12/31/2014

Legg Mason Strategic Real Return Fund[3]	A	1.35	12/31/2014
	A2	1.55	12/31/2014
	C	2.10	12/31/2014
	FI	1.35	12/31/2014
	I	1.10	12/31/2014
	IS	1.00[2]	12/31/2014
	R	1.60	12/31/2014

Legg Mason BW Global High Yield Fund[1]	I	0.85	12/31/2014
	IS	0.75	12/31/2014

LEGG MASON TAX FREE INCOME FUND

Name of Fund	Name of Class	Expense Limit	Expense Limit Expiration Date
Legg Mason Investment Counsel Maryland Tax-Free Income Trust[1]	A	0.75	12/31/2014
	C	1.30	12/31/2014
	FI	0.85	12/31/2014
	I	0.60	12/31/2014

LEGG MASON INVESTMENT TRUST

Name of Fund	Name of Class	Expense Limit	Expense Limit Expiration Date
Legg Mason Capital Management Opportunity Trust	A	None
	C	None
	FI	None
	I	None
	R	None
	R1	None

1	The amounts stated for the fund do not include the following expenses that may be incurred by the fund: Interest, brokerage commissions, dividend expense on short sales, taxes, extraordinary expenses and acquired fund fees and expenses.
2	LMPFA has agreed that total annual fund operating expenses for Class IS shares of the fund will not exceed total annual fund operating expenses for Class I shares of the fund, subject to recapture.
3	The amounts stated for the fund do not include the following expenses that may be incurred by the fund: Interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses.
4	LMPFA has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses) at the annual rate of 0.06% of average daily net assets for Class I shares. The calculations of any required waivers and reimbursements are done on a daily basis. No such waivers or reimbursements will be made beyond the amount necessary to reduce that class’s annnualized expenses to 1.25% of average daily net assets on any given day. Fixed basis point waivers or expense reimbursements are not subject to recapture.